THE COOPERATION AGREEMENT

Party A: Beijing Chen Guang Gas Co., Ltd. (Investor)

Party B: Urban Management Bureau of Chengan Country (Investment Receiver)

Party C: Xinji Town Municipal Government (Witness)

To accelerate the development of municipal installations, improve living conditions and the environment, Urban Management Bureau of Chengan Country (hereinafter referred to as “Party B”) plans to develop the pipeline gas project in the urban area (the “Pipeline Project”). Beijing Chen Guang Gas Co., Ltd. (hereinafter referred to as “Party A”) bids for the Pipeline Project. After friendly consultations, the Parties hereby agree as follows (the “Agreement”):

1.	Party A shall invest in the Pipeline Project which costs RMB 30 million, and cover all the expenses except initial residential installation fees. The purpose of the Pipeline Project is:

1.1 to construct a CNG-supply gas station with a set of instruments to store and regulate natural gas;

1.2 to construct an urban pipeline network;

1.3 to construct inner pipeline networks for residential communities, industrial plants, commercial and social organizations, and install pipes to connect gas;

1.4 to construct a gas station in Chengan

2.
The Pipeline Project invested by Party A is designed to supply 1,000 to 1,500 households at present and 15,000 households in the future. The Pipeline Project shall be carried out in stages and the number of customers of every stage shall be determined by practical situation. Party A shall construct a gas station with the capacity of supplying gas to 15,000 households. The urban pipeline network shall be gradually completed by the way of connecting inner pipeline networks through which the citizens will enjoy the benefit of natural gas ahead of time.

3.	Party A shall comply with PRC and local government laws, regulations and relevant rules during its construction and operation, and allow supervision and inspection by Party A.

4.	Party B’s Responsibilities during the construction of the Pipeline Project

4.1
assisting Party A in the procedures for obtaining approvals granted by designing and planning department, labour department, environmental department, department of water & power; (Party A shall for all the relevant fees.)

4.2
provision of the relevant blueprints and materials; repairing the roads broken during the construction; assisting Party A in obtaining the operating right and applying preferential treatment related to tax; provision of places to work and live, storerooms, water and electricity; other matters entrusted by Party A; (Party A shall for all the relevant fees.)

4.3	assisting Party A in acquiring the right to use land and organizing relevant departments to inspect the construction; (Party A shall for all the relevant fees.)

5.
Party A has the exclusive right to operate the pipe gas project within the urban planned area of Chengan County for 25 years following the start of the gas station operation, and keep all the operational revenues. Party B shall grant permission if Party A wants to resume its right at the expiration after 25 years.

6.	Party A shall sign contracts having force and effects with customers at the time of charging initial residential installation fee, and guarantee as follows:

6.1	Party A shall compensate for the economic losses of customers due to cutting the gas off except in the case of force majeure.

6.2	Party A shall refund the initial residential fee if the gas cannot be connected to customers within 90 days following the payment.

7.
Party A shall finish its application and registration procedure of establishing a company before June 30 in 2006, and make the first customers connect to natural gas before December 31 in 2006; otherwise, this Agreement shall be terminated.

8.	The Parties may negotiate and execute documents to supplement this Agreement. Such supplemental agreements shall have the same force and effect as this Agreement.

9.
There are five originals of this agreement. Party A and Party B each hold two originals, and Party C holds one original. Any and all disputes arising out of or relating to the performance of this Agreement shall be settled by the Parties through friendly consultations. If the disputes are not resolved through friendly consultations, then each party agrees to be subject to the jurisdiction of the People’s Court of the locality where this Agreement is executed.

Party A (Seal): Sealed

Representative (Signature): Signed

Date: April 18, 2006

Party B (Seal): Sealed

Representative (Signature): Signed

Date: April 18, 2006

Party C (Seal): Sealed

Representative (Signature): Signed

Date: April 18, 2006